Exhibit 10.28

CONSULTING AGREEMENT

THIS AGREEMENT is made effective as of the 3rd day of May 2005.

BETWEEN:

STEPHEN SADLER (hereinafter referred to as “Sadler”) and SJS ADVISORS INC.

(hereinafter referred to as “SJS”) (collectively SJS and Sadler called the “Consultant”)

OF THE FIRST PART

-and-

OPEN TEXT CORPORATION

(hereinafter referred to as the “Company”)

OF THE SECOND PART

The parties hereto agree to the following terms:

Term:

The Term of the Consulting Agreement will be for an indefinite period subject to either party’s right to terminate the Consulting agreement on the giving of seven (7) days’ prior written notice to the other party for any reason whatsoever and without liability, except for any payments earned by the Consultant up to the date of such termination.

Work:

All consulting work will be conducted as directed by the CEO or Chairman or other such person authorized by the Company to conduct merger and acquisition activities. Such work will involve with the assistance in analyzing and structuring transactions that the Company is contemplating.

Fee:

Consulting Rate:	US$2,000 per day plus expenses.

Bonus Fee:

1.0% of the acquired company’s revenue in the 12 months prior to acquisition up to $10.0 million in revenue

Plus

0.5% of the acquired company’s revenue above $10.0 million in the 12 months prior to acquisition.

Annual Fee Limits:	After the 21st day of January 2004. (i) no bonus fee payment to the Consultant for any single acquisition shall in the aggregate exceed $250,000.00 USD; and (ii) the aggregate bonus payments to the Consultant by the Company in any given fiscal year of the Company shall not exceed $480,000.00 USD, regardless of the number of acquisitions that may be completed by the Company during such fiscal year of the Company.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the first date set out above.

( SIGNED, SEALED AND DELIVERED ) in the presence of

/s/ John Trent	/s/ Stephen Sadler
Witness as to the signature of	STEPHEN SADLER
Stephen Sadler

OPEN TEXT CORPORATION Per		SJS ADVISORS INC. Per

	/s/ Tom Jenkins	/s/
Name:	Tom Jenkins	Name:
Title:		Title:

I have the authority to bind the Corporation		I have the authority to bind the Corporation